SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934


    Date of Report (Date of Earliest Event Reported):  February 12, 1998


                           BLUE DIAMOND COAL COMPANY
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


                                   DELAWARE
                ----------------------------------------------
                (State or Other Jurisdiction of Incorporation)


         0-10610                                 62-0133200
 -----------------------             ------------------------------------
 (Commission File Number)            (IRS Employer Identification Number)


 P.O. Box 59015, 341 Troy Circle, Knoxville, Tennessee         37950-9015
 -----------------------------------------------------         ----------
         (Address of Principal Executive Offices)              (Zip Code)


                                 423-588-8511
             ---------------------------------------------------
             (Registrant's Telephone Number, Including Area Code

ITEM 5.  OTHER EVENTS


As follows is a press release dated December 12, 1998 outlining a Merger Agreement between Blue Diamond Coal Company and James River Coal Company was mailed to shareholders on same date.


Knoxville, Tennessee - February 12, 1998 - Blue Diamond Coal Company (OTC:BLDC) (the "Company") announced today that it has entered into an agreement and plan of merger with James River Coal Company ("James River") pursuant to which a wholly owned subsidiary of James River will be merged with and into the Company, with the Company becoming a wholly owned subsidiary of James River. The Board of Directors of the Company has approved the merger.

Under the terms of the merger, the shareholders of the Company will receive $60.413 per share in cash and certain contingent rights. The contingent rights will entitle the shareholders of the Company to receive, on a pro-rata basis, 50% of the net value of the reduction, if any, in the Company's liability under the Coal Industry Retiree Health Benefit Act of 1992, if such reduction is a result of legislative action or final judicial action occurring within a definitive period after the merger. As of January 31, 1998, there were 935,220 shares of common stock of the Company outstanding, which results in an aggregate cash consideration in the merger of approximately $56.5 million.

The merger is expected to be completed in Spring, 1998 subject to certain conditions, including approval by the shareholders of the Company.

The Company is headquartered in Knoxville, Tennessee and is engaged in the purchasing, processing and selling of premium quality, low sulfur bituminous coal. The Company processes coal produced by independent contractors from underground and surface mines operated on the Company's leasehold interests in properties located in Harlan, Leslie, Letcher and Perry Counties, Kentucky.

James River Coal Company is headquartered in Richmond, Virginia and is engaged in mining, processing and selling premium quality steam and metallurgical coal from four deep mining complexes located in Pike, Perry, Leslie, Harlan and Bell Counties, Kentucky. James River sells primarily to electric utilities, steel producers and other industrial customers located in the eastern United States.

This announcement is neither an offer of securities nor solicitation of proxies. Proxies will only be solicited pursuant to a definitive proxy statement.

For more information, contact Roger Foster, Vice President, 423-588-8511.

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                            BLUE DIAMOND COAL COMPANY
                                           -----------------------------
                                                    Registrant



Date:  February 13, 1998                            Ted B. Helms
     -----------------------              -------------------------------
                                                    Ted B. Helms
                                                      President